UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 20, 2016
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission	(IRS Employer
	File No.)	Identification Number)

1902 Long Hill Road, Millington, New Jersey	079460417
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02                       Departure  of  Directors  or  Certain  Officers;  Election  of  Directors;  Appointment  of  Certain  Officers; Compensatory Arrangements of Certain Officers

(d)              On June 20, 2016, the Boards of Directors of MSB Financial Corp. (the "Registrant") and Millington Bank appointed Lawrence B. Seidman to their respective Boards.  His term of office will commence on July 1, 2016. He has been appointed to the class of directors, the term of which expires at the 2017 Annual Meeting. It is expected that Mr. Seidman will be appointed to the Compensation Committee of the Registrant.  Mr. Seidman has served as Manager of Seidman and Associates, LLC and related investment groups of Parsippany, New Jersey whose principal business includes investments in financial institutions since 1995. Mr. Seidman also has served as a director for Stonegate Bank since 2009 and ASB Bancorp Inc. and its wholly owned subsidiary, Ashville Savings Bank since 2016. He formerly served on the board of Center Bancorp, Inc. from 2007 to 2014 and Naugatuck Valley Financial Corporation from 2014 to January 2016. There are no transactions between Mr. Seidman on the one hand and the Registrant or Millington Bank on the other of the type required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.

	By:	/s/Michael A. Shriner
Date: June 22, 2016		Michael A. Shriner
President and Chief Executive Officer